                                 SCHEDULE 14A

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

                                          [_] Confidential, for Use of the
[X] Definitive Proxy Statement                Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          Knight/Trimark Group, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                                Not Applicable
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transactions applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                           KNIGHT/TRIMARK GROUP, INC.
                           Newport Tower, 29th Floor
                            525 Washington Boulevard
                         Jersey City, New Jersey 07310
                                 (201) 222-9400

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To the Stockholders of Knight/Trimark Group, Inc.:

   NOTICE IS HEREBY GIVEN that an Annual Meeting of the Stockholders (including any adjournments or postponements thereof, the "Annual Meeting") of Knight/Trimark Group, Inc., a Delaware corporation ("Knight/Trimark" or the "Company"), will be held at The Waldorf=Astoria, 301 Park Avenue, New York, New York 10022 on May 19, 1999 at 1:00 p.m., for the following purposes, which are more fully described in the accompanying Proxy Statement:

  1. To elect 15 members of the Company's Board of Directors to serve until the Company's next annual meeting and until such directors' successors are duly elected and shall have qualified;

  2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 1999; and

  3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of record of shares of Knight/Trimark Class A Common Stock at the close of business on March 31, 1999 are entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination, for proper purposes, during ordinary business hours at Knight/Trimark's corporate offices, Newport Tower, 29th Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310, and at ChaseMellon Shareholders Services, 450 West 33rd Street, 10th Floor, New York, New York 10001, during the 10 days before the Annual Meeting.

   Your vote is very important regardless of how many shares of Knight/Trimark Class A Common Stock you own. Regardless of whether you plan to attend the Annual Meeting, you are requested to sign, date and return the enclosed proxy without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise by (1) attending and voting in person at the Annual Meeting, (2) giving notice of revocation of the Proxy at the Annual Meeting, or (3) delivering to the Secretary of Knight/Trimark (a) a written notice of revocation or (b) a duly executed proxy relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the proxy previously executed.

                                             By order of the Board of
                                          Directors,

                                             /s/ Steven L. Steinman
                                             Steven L. Steinman
                                             Chairman

April 16, 1999

 PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                           KNIGHT/TRIMARK GROUP, INC.

                               ----------------
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1999
                               ----------------
                                PROXY STATEMENT

   This Proxy Statement (the "Proxy Statement") is being furnished to stockholders of Knight/Trimark Group, Inc., a Delaware corporation (together with its subsidiaries, except where the context otherwise requires, "Knight/Trimark" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at an Annual Meeting of Stockholders, which will be held at The Waldorf=Astoria, 301 Park Avenue, New York, New York 10022 on May 19, 1999 at 1:00 p.m. (the "Annual Meeting"). This Proxy Statement, the accompanying form of proxy (the "Proxy") and the other enclosed documents are first being mailed to stockholders on or about April 16, 1999.

   At the Annual Meeting, the Knight/Trimark stockholders will be asked to consider and vote on proposals to (i) elect 15 members of the Company's Board of Directors to serve until the Company's next annual meeting and until such directors' successors are duly elected and shall have qualified, (ii) ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 1999 and (iii) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   The principal executive offices of the Company are located at Newport Tower, 29th Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310, and the telephone number is (201) 222-9400.

Solicitation and Voting of Proxies; Revocation

   Shares of Knight/Trimark Class A Common Stock that are entitled to vote and are represented by a Proxy properly signed and received at or before the Annual Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a Proxy is signed and returned without indicating any voting instructions, shares of Knight/Trimark Class A Common Stock represented by such Proxy will be voted as follows:

     FOR the election of each of the 15 nominees to the Company's Board of Directors, and

     FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 1999.

   The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the Proxy.

   Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such Proxy are voted at the Annual Meeting by (i) attending and voting in person at the Annual Meeting,
(ii) giving notice of revocation of the Proxy at the Annual Meeting, or (iii) delivering to the Secretary of Knight/Trimark (a) a written notice of revocation or (b) a duly executed Proxy relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the Proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Knight/Trimark Group, Inc., Newport Tower, 29th Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310, Attention: Secretary, and must be received before the taking of the votes at the Annual Meeting.

   The Company will bear the cost of the solicitation of Proxies and the cost of printing and mailing this Proxy Statement. In addition to solicitation by mail, the directors, officers and employees of the Company may solicit Proxies from stockholders of the Company by telephone, telegram or by personal interview. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Record Date; Outstanding Shares; Voting at the Annual Meeting

   Only holders of Knight/Trimark Class A Common Stock at the close of business on March 31, 1999 will be entitled to receive notice of and to vote at the Annual Meeting. At the close of business on March 31, 1999, the Company had outstanding and entitled to vote 52,856,904 shares of Knight/Trimark Class A Common Stock. Shares of Knight/Trimark Class A Common Stock represented by Proxies which are marked "abstain" or which are not marked as to any particular matter or matters will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be counted as votes casted in favor of the matters brought before the stockholders at the Annual Meeting. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Annual Meeting as to any proposal as to which authority to vote is withheld by the broker.

   The presence, in person or by proxy, at the Annual Meeting of the holders of at least a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Because the ratification of PricewaterhouseCoopers LLP requires the approval of a majority of the votes entitled to be cast by the stockholders of the outstanding shares of Knight/Trimark Class A Common Stock, abstentions will have the same effect as a negative vote on this proposal. However, abstentions from voting on the election of directors (including broker non-votes) will have no effect on the outcome of the vote.

                       PROPOSAL 1--ELECTION OF DIRECTORS

   Directors of the Company will be elected by a plurality vote of the outstanding shares of Knight/Trimark Class A Common Stock present in person or represented by proxy at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the election of Directors (including broker non-votes) will be disregarded and have no effect on the outcome of the vote.

   The Board of Directors has been informed that all persons listed below are willing to serve as Directors, but if any of them should decline or be unable to act as a Director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN FOR DIRECTOR.

Nominees for Election as Directors

   The name, age (as of December 31, 1998), principal occupation for the last five years, selected biographical information and period of service as a Director of the Company of each of the nominees for Director are set forth hereafter.

   Steven L. Steinman (50), Chairman of the Board of Directors of the Company, has more than 20 years of experience in the securities industry. For the past 12 years, Mr. Steinman has been the Chief Executive Officer of the Company's wholly-owned subsidiary Trimark Securities, Inc. ("Trimark") and its predecessor Trimark Securities, L.P., which he founded in 1986. Mr. Steinman is a co-founder of Roundtable Partners, L.L.C. (the "LLC"), along with Messrs. Pasternak, Raquet and Lazarowitz, and served as the Chairman of the LLC until the Company's initial public offering and has served as Chairman of the Company since then. Before founding Trimark Securities, L.P., Mr. Steinman held trading positions at a number of trading firms, including Troster Singer and M.H. Meyerson & Co., Inc., and was Trading Room Manager for Stix Friedman and Co., Gattini & Co., Traubner Bach Co. Inc. and Monvest Securities. Mr. Steinman attended Columbia University.

   Kenneth D. Pasternak (44), President, Chief Executive Officer and Director of the Company, has 20 years of experience in the securities industry. For the past three years, Mr. Pasternak has been the President, Chief Executive Officer and a trading room supervisor for the Company's wholly-owned subsidiary Knight Securities, Inc. ("Knight") and its predecessor Knight Securities, L.P. Before co-founding the LLC and Knight Securities, L.P., Mr. Pasternak served as Senior Vice President, Limited Partner and Trading Room Manager for Spear Leeds & Kellogg/Troster Singer, a trading firm, from July 1979 to July 1994. Mr. Pasternak received his B.A. degree from the State University of New York at New Paltz in 1976.

   Walter F. Raquet (54), Executive Vice President and Director of the Company and Chief Operating Officer of Knight, has 30 years of experience in the securities industry. For the past three years, Mr. Raquet has been the Chief Operating Officer of Knight and its predecessor Knight Securities, L.P. Mr. Raquet was one of the co-founders of the LLC and Knight. From 1992 to 1994, he was a Senior Vice President with Spear, Leeds & Kellogg/Troster Singer managing their technology and marketing functions. From 1982 to 1992, Mr. Raquet was a Partner at Herzog Heine & Geduld, Inc., a trading firm, where he directed the firm's technology and marketing efforts. Mr. Raquet was also Corporate Controller for PaineWebber Incorporated between 1980 and 1982. He was Executive Vice President of Cantor Fitzgerald from 1977 to 1980 and Controller for Weeden & Co. from 1968 to 1976. He is a CPA and practiced at the accounting firm of Price Waterhouse. Mr. Raquet received a B.S. degree in Accounting from New York University in 1966.

   Robert I. Turner (46), Executive Vice President, Chief Financial Officer, Treasurer and Director of the Company and Chief Financial Officer of Knight, has 20 years of experience in the financial services and securities industries. For the past three years, Mr. Turner has served as the Chief Financial Officer for Knight and its predecessor Knight Securities, L.P. and in April 1996 he was elected to the advisory board of the LLC on which he served until the Company's initial public offering, at which time he joined the Board of Directors of the Company. From 1988 to 1995, Mr. Turner was a Corporate Vice President at PaineWebber Incorporated, serving in a variety of financial management positions in the fixed income, financial services, merchant banking and commodities trading divisions. From 1982 to 1987, Mr. Turner worked for Citicorp in the treasury and investment banking divisions. From 1979 to 1981, Mr. Turner practiced at the accounting firm of Price Waterhouse where he became a CPA. Mr. Turner received his B.A. from the State University of New York at Binghamton in 1973 and his M.S.B.A. from the University of Massachusetts at Amherst in 1976.

   Robert M. Lazarowitz (42), Executive Vice President and Director of the Company and Chief Operating Officer of Trimark, has 20 years of experience in the securities and financial services industries. For the past 10 years, Mr. Lazarowitz served first as Chief Financial Officer and then as Chief Operating Officer of Trimark and its predecessor Trimark Securities, L.P. Mr. Lazarowitz was also a co-founder of the LLC. From 1985 to 1987, he served as Chief Financial Officer of Bach Management/Investment Banking and, from 1984 to 1985, as Chief Operating Officer of Traubner Bach Co. Inc. He has been a member of the NASD's Intermarket Trading System Committee for the past three years. Mr. Lazarowitz received his B.S. in Accounting from the University of South Florida in 1978.

   Anthony M. Sanfilippo (42), Executive Vice President and Director of the Company and President of Trimark, has over 22 years of experience in the securities industry. For the past year, he has been the President of Trimark and its predecessor Trimark Securities, L.P. From 1993 to 1997, Mr. Sanfilippo was President and Chief Executive Officer of Tradetech Securities, a market maker in the Third Market which he founded in 1993. From 1988 to 1993, he served as Executive Vice President at Mesirow Financial, managing the Institutional Equity Division and Regional Exchange Specialist Operations. From 1980 to 1986, he was Vice President of Jefferies & Co., an investment bank, where he co-managed the firm's capital commitments in listed securities. Mr. Sanfilippo is a member of the National Organization of Investment Professionals. He has also served as President of the Security Traders Association in Chicago and is currently serving on the NASDR Business District Conduct Committee. Mr. Sanfilippo attended DePaul University.

   Martin Averbuch (46), Director of the Company, has served on the Board of the Company since the Company's initial public offering and as an advisory board member of the LLC since 1996. Mr. Averbuch is a founder of the International Securities Exchange, and is President and Chief Executive Officer of Adirondack

Trading Partners LLC. Mr. Averbuch has been with Adirondack Trading Partners since August 1998. From August 1993 until August 1998, Mr. Averbuch served in various positions at E*TRADE Group, Inc., including President of E*TRADE Capital, Vice President of On-Line Ventures and Vice President of Special Projects. Mr. Averbuch is also a member of the TAG Industry Advisory Board on Execution Quality. Mr. Averbuch was a member of the Hofstra University faculty from 1977 to 1978 as a Professor in the Finance Department. He received a B.S. in Economics, magna cum laude, from The Wharton School of Business at the University of Pennsylvania in 1974 and a J.D./M.B.A. from the University of Chicago in 1977.

   Charles V. Doherty (65), Director of the Company, has served on the Board of the Company since the Company's initial public offering, and before that, as an advisory board member of the LLC since March 1995. He has also been a Managing Director of Madison Asset Group, an investment advisory firm, since 1993. From 1986 to 1992, Mr. Doherty was President and Chief Operating Officer of the Chicago Stock Exchange specializing in information technology, marketing, floor operations and compliance. He is a CPA and founder of Doherty, Zable & Company, an accounting firm, where he served as President between 1974 and 1985. Mr. Doherty received his B.A. in Accounting, magna cum laude, from the University of Notre Dame in 1955 and his M.B.A. from the University of Chicago in 1967.

   Gene L. Finn (66), Director of the Company, has served on the Board of the Company since the Company's initial public offering and, before that, as an advisory board member of the LLC since March 1995. He served as Vice President and Chief Economist of the NASD from 1983 to 1995 and as Chief Economist and Senior Economic Adviser for the SEC from 1969 to 1982. In such capacities, Mr. Finn provided policy advice on stock market and investment company regulation and oversight. Mr. Finn is an independent consultant and has been a Director of Ameritrade Holding Corporation since December 1996. Mr. Finn holds a Ph.D. in Economics from the University of Wisconsin.

   Gary R. Griffith (56), Director of the Company, has served on the Board of the Company since the Company's initial public offering and, before that, as an advisory board member of the LLC since March 1995. He has been an independent financial consultant since 1990 and has been in investment banking and financial consulting since 1980. Before 1980, Mr. Griffith was with CBS, Inc. and Price Waterhouse. Mr. Griffith is a CPA. Mr. Griffith received a B.S. in Business Administration from Ohio State University.

   Bruce R. McMaken (39), Director of the Company, has served on the Board of the Company since the Company's initial public offering and, before that, as an advisory board member of the LLC since March 1995. He also has been employed by Sanders Morris Mundy, Inc. ("SMM"), an investment banking firm, since 1992, and is currently serving as a Managing Director of Corporate Finance. Mr. McMaken serves as one of the managers of Environmental Opportunities Fund, Ltd. and Environmental Opportunities Funds II, two private equity funds managed by affiliates of SMM. Before joining SMM, Mr. McMaken provided independent corporate finance and venture capital advisory services to clients primarily in the environmental services, biotechnology and real estate development industries. He is also a director of Independent Environmental Services, Inc., a private solid waste collection and disposal company. He received his B.A. degree from Cornell University in 1981.

   J. Joe Ricketts (57), Director of the Company, is Chairman and Chief Executive Officer of Ameritrade Holding Corporation. Mr. Ricketts has been with Ameritrade since 1975. Previously, Mr. Ricketts was an investment advisor with Ricketts & Co., a registered representative with Dean Witter, and a branch manager at Dun & Bradstreet. Mr. Ricketts is a member of the Board of Directors of Creighton University, a director of CSS Management, Inc. of Denver, Colorado and a member of the District Business Conduct Committee of the NASD, District No. 4. In 1968, he received his B.A. degree in economics from Creighton University in Omaha, Nebraska.

   Rodger O. Riney (53), Director of the Company, has served on the Board of the Company since the Company's initial public offering and, before that, as an advisory board member of the LLC since March 1995. He is also the President of Scottsdale Securities, Inc., a discount brokerage firm he founded in 1980. In 1969, he joined Edward Jones & Co., a brokerage firm, and in 1975 became a General Partner of that firm. Mr. Riney received a B.S. degree in Civil Engineering in 1968 and an M.B.A. in 1969, both from the University of Missouri-Columbia.

   V. Eric Roach (35), Director of the Company, has served on the Board of the Company since the Company's initial public offering and, before that, as an advisory board member of the LLC since 1995. He founded Lombard Brokerage, a brokerage firm, in 1992 and was Chairman and Chief Executive Officer until Dean Witter, Discover & Co. acquired the company in 1997. Until July 1998, he was President of Discover Brokerage Direct, Inc., a wholly-owned subsidiary of Morgan Stanley, Dean Witter & Co., managing the company's strategy, marketing and public relations areas. In July 1998, he joined the direct business group of Morgan Stanley Dean Witter. He attended Brigham Young University and also attended the Executive M.B.A. program of Pepperdine University.

   Charles A. Zabatta (56), Director of the Company, is President and Chief Operating Officer of Wall Street Connect, a national financial services company. He has over 30 years of brokerage experience. From January 1995 until 1998, Mr. Zabatta served as Executive Vice President of Corporate Development at Waterhouse Investor Services. From January 1993 until January 1995, Mr. Zabatta served as Executive Vice President of Marketing at Kennedy Cabot & Co. He also served as Director of Marketing for Securities Settlement, a national clearing organization. He received his B.A. degree from Iona College in 1964.

Board of Directors and its Committees

   For the period from the Company's initial public offering on July 8, 1998 through December 31, 1998, the Board of Directors met three times and took actions by unanimous written consent on other occasions.

   The Company has, as standing committees, a Finance and Audit Committee, a Compensation Committee and a Nominating Committee.

   All members of the Board of Directors attended at least 75% of its meetings and the meetings of any Committees of the Board of Directors of which they were members in 1998.

   The current members of the Finance and Audit Committee are Messrs. Griffith, Zabatta and McMaken. The Finance and Audit Committee provides assistance to the Board of Directors with respect to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Finance and Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and oversees audits and investigations of the business and financial affairs of the Company, including, without limitation, any audits or investigations which may be required by any governmental regulatory authority. The Finance and Audit Committee periodically reviews the financial arrangements for the Company and its current and anticipated financial requirements and recommends any changes it considers advisable, including whether to engage in the terms of any new debt or equity financings. The Finance and Audit Committee also reviews and approves all new material acquisitions and investments by the Company.

   The current members of the Compensation Committee are Messrs. Doherty, Averbuch and Finn. The Compensation Committee provides assistance to the Board of Directors to ensure that the Company's officers, key executives and Directors are compensated in accordance with the Company's total compensation objectives and executive compensation policies, strategies and pay levels necessary to support organizational objectives.

   The current members of the Nominating Committee are Messrs Pasternak, Averbuch, Doherty and Sanfilippo. The Nominating Committee makes recommendations to the Board of Directors as to whom to nominate as Directors and officers of the Company.

   In 1998, the Finance and Audit Committee and Compensation Committee met before regularly scheduled meetings of the Board of Directors and each took actions by unanimous written consent. The Nominating Committee did not come into existence until 1999.

Compensation of Directors

   Messrs. Steinman, Pasternak, Raquet, Lazarowitz, Sanfilippo and Turner, officers of the Company, receive no remuneration for serving on the Board of Directors. Each of the independent Directors receive an annual fee of $18,000 and a meeting fee of $1,000 for each of the Board of Directors or Committee meetings attended. Committee chairpersons received an additional fee of $3,000 per year. All directors are reimbursed for out-of-pocket expenses. At the time of its initial public offering, under the Company's 1998 Nonemployee Director Stock Option Plan, the Company granted each of the independent Directors an option to purchase 8,000 shares of Class A Common Stock. In addition, on the first business day following each annual meeting of our stockholders, each continuing independant director will be granted an option to purchase 4,000 shares of Class A Common Stock. At the time of its initial public offering, the Company granted 5,000 shares of restricted Class A Common Stock to each of Messrs. Doherty, Finn and Griffith under the Company's 1998 Long-Term Incentive Plan. For the period from the Company's initial public offering on July 8, 1998 through December 31, 1998, members of the Board of Directors received $114,000 in directors' fees.

Executive Officers

   The executive officers serve at the discretion of the Board of Directors. The following table sets forth certain information concerning the executive officers of the Company as of March 31, 1999 (none of whom has a family relationship with another executive officer):

 Name                               Age Position
 ----                               --- --------
 Steven L. Steinman...............   50 Chairman of the Board of Directors
                                        President, Chief Executive Officer and
 Kenneth D. Pasternak.............   44 Director
 Walter F. Raquet.................   54 Executive Vice President and Director
 Robert I. Turner.................   46 Executive Vice President, Chief
                                        Financial Officer, Treasurer and
                                        Director
 Robert M. Lazarowitz.............   42 Executive Vice President and Director
 Anthony M. Sanfilippo............   42 Executive Vice President and Director

   For selected biographical information with respect to each of the executive officers, please see "Nominees For Election as Directors" beginning on page 4.

Executive Compensation

   The following table sets forth information regarding compensation paid for each of the last three completed fiscal years for Kenneth Pasternak, the Company's Chief Executive Officer, and the company's four other most highly paid executive officers (together with the Chief Executive Officer, the Named Executive Officers):

                           Summary Compensation Table

                                                                     Long-Term
                                  Annual Compensation               Compensation
                        ------------------------------------------- ------------
                                                                     Securities
                                                       All Other     Underlying
  Name and Principal    Year  Salary   Bonus(1)     Compensation(2)  Options(3)
  ------------------    ---- -------- ----------    --------------- ------------
Kenneth Pasternak...... 1998 $250,000 $5,081,905(4)   $3,714,990     1,000,000
 President and Chief    1997  250,000  3,084,742       5,421,289           --
  Executive Officer     1996  250,000  1,907,442       4,618,608           --
Steven Steinman........ 1998  250,000    626,855       3,714,990       175,000
 Chairman of the Board  1997  250,000    780,936       5,421,289           --
  of Directors          1996  250,000    730,095       5,280,835           --
Walter Raquet.......... 1998  250,000  1,829,588       3,714,990       375,000
 Executive Vice         1997  250,000  1,219,788       5,421,289           --
  President             1996  250,000    861,527       2,279,374           --
Robert Lazarowitz...... 1998  250,000    878,752       3,714,990       175,000
 Executive Vice         1997  250,000    872,038       5,421,289           --
  President             1996  250,000    730,094       3,775,256           --
Anthony Sanfilippo .... 1998  250,000    496,399         385,457       175,000
 Executive Vice         1997   33,753     40,972             --            --
  President             1996      --         --              --            --

--------
(1) Includes discretionary incentive cash bonuses paid pursuant to the Incentive Plan described below.
(2) Includes self-employment earnings reported for the LLC, as well as $5,000 contributed on behalf of each of the executive officers by the Company under the Company's 401(k) defined contribution plan.
(3) The number of shares covered by options to purchase the Company's Class A Common Stock granted during the year ended December 31, 1998.
(4) Includes $1,273,709 paid as trading compensation to Mr. Pasternak for fiscal 1998.

                        Option Grants During Fiscal 1998

   The following table sets forth grants of stock options to each of the named executive officers during the year ended December 31, 1998.

                                                                         Potential Realizable
                                                                               Value at
                                                                         Assumed Annual Rates
                                                                                  of
                                                                             Stock Price
                                                                           Appreciation for
                                       Individual Grants                    Option Term(1)
                         ---------------------------------------------- ----------------------
                                     Percent of
                                       Total
                         Number of    Options
                         Securities   Granted
                         Underlying to Employees Exercise or
                          Options        in      Base Price  Expiration
          Name            Granted   Fiscal Year   Per Share     Date        5%         10%
          ----           ---------- ------------ ----------- ---------- ---------- -----------
Kenneth Pasternak....... 1,000,000      19.3%      $14.50      7/8/08   $9,118,972 $23,109,266
Steven Steinman.........   175,000       3.4        14.50      7/8/08    1,595,820   4,044,121
Walter Raquet...........   375,000       7.2        14.50      7/8/08    3,419,615   8,665,975
Robert Lazarowitz.......   175,000       3.4        14.50      7/8/08    1,595,820   4,044,121
Anthony Sanfilippo......   175,000       3.4        14.50      7/8/08    1,595,820   4,044,121

--------
(1) Amounts that may be realized upon exercise of the options immediately before the expiration of their term, assuming the specified compound rates of appreciation (5% and 10%) on the market value of the common stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of exercise and the future performance of the common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

                         Fiscal Year-End Option Values

   The following table sets forth certain information concerning the number and value of unexercised options held by each of the named executive officers on December 31, 1998. None of the named executive officers exercised stock options in the fiscal year ended December 31, 1998.

                                 Number of Shares
                                    Underlying           Value of Unexercised
                              Unexercised Options at    In-the-Money Options at
                                 December 31, 1998       December 31, 1998(1)
                             ------------------------- -------------------------
            Name             Exercisable Unexercisable Exercisable Unexercisable
            ----             ----------- ------------- ----------- -------------
Kenneth Pasternak...........     --        1,000,000       --       $9,440,000
Steven Steinman.............     --          175,000       --        1,652,000
Walter Raquet...............     --          375,000       --        3,540,000
Robert Lazarowitz...........     --          175,000       --        1,652,000
Anthony Sanfilippo..........     --          175,000       --        1,652,000

--------
(1) Assumes a per share fair market value equal to $23 15/16, the closing price per share on December 31, 1998 of the Class A Common Stock as reported in the Nasdaq National Market.

Management Contracts and Change in Control Agreements

   Shortly before the Company's initial public offering, the Company entered into a new employment agreement substantially the same as the prior LLC employment agreement with Mr. Pasternak and amended the LLC agreements of Messrs. Raquet, Steinman and Lazarowitz, as well as the prior employment agreement with Mr. Sanfilippo (collectively, the Executives). The term of Mr. Pasternak's agreement (the New Agreement) is four years, beginning on the date of the consummation of the Company's initial public offering, with annual, automatic one-year extensions beginning on the fourth anniversary of such date unless either party gives notice of nonrenewal at least 60 days before such anniversary. The term of the amended agreements of the remaining Executives (the Amended Agreements) ends on March 23, 2000, subject to annual automatic one-year extensions beginning on such date, unless either party serves notice of nonrenewal at least 60 days before such date.

   Mr. Pasternak's New Agreement provides that he is President and Chief Executive Officer of the Company and President and Chief Executive Officer of Knight. Each of Messrs. Raquet and Lazarowitz's Amended Agreements provides, respectively, that the Executive is Executive Vice President of the Company; Mr. Raquet is also Chief Operating Officer of Knight and Mr. Lazarowitz is also Chief Operating Officer of Trimark. Mr. Steinman's Amended Agreement provides that he is Chairman of the Board of the Company and Chief Executive Officer of Trimark. Mr. Sanfilippo's Amended Agreement provides that he is Executive Vice President of the Company and President of Trimark. Each Executive receives an annual salary of $250,000, which may be, from time to time, increased by the Board of Directors.

   The New Agreement and each of the Amended Agreements provide for the payment of annual bonuses pursuant to the Company's 1998 Incentive Plan and for participation in current and future employee benefit plans. In addition, the New Agreement of Mr. Pasternak and the Amended Agreement of Mr. Sanfilippo provide for the payment of profit sharing equal to a percentage (in the case of Mr. Pasternak, 35%; in the case of Mr. Sanfilippo, a percentage consistent with the Company's other traders) of the net, before-tax trading profits of the Executive's personal trading account; and the respective Amended Agreements of Messrs. Steinman and Lazarowitz provide for the payment of an additional amount bonus until March 31, 2000, equal in each case to 5% of the before-tax earnings of Trimark.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

   Messrs. Steinman, Pasternak, Raquet, Lazarowitz, Sanfilippo and Turner, as members of the Board of Directors of the Company, participated in the deliberations of the Board of Directors of the Company concerning executive compensation.

   The Compensation Committee was formed in April 1998. Set forth below is a description of the policies and practices that the Compensation Committee will implement with respect to future compensation determinations.

   Compensation Philosophy. The Company's compensation program is designed to attract, reward and retain highly qualified executives and to encourage the achievement of business objectives and superior corporate performance. The program ensures the Board of Directors and stockholders that (1) the achievement of the overall goals and objectives of the Company can be supported by adopting an appropriate executive compensation policy and implementing it through an effective total compensation program and (2) the total compensation program and practices of the Company are designed with full consideration of all accounting, tax, securities law and other regulatory requirements and are of the highest quality.

   The Company's executive compensation program consists of two key elements:
(1) an annual compensation component composed of base salary and bonus, and (2) a long-term compensation component composed of equity-based awards pursuant to the 1998 Long-Term Incentive Plan.

   Annual Compensation. Base salaries will be determined by evaluating the responsibilities associated with the position being evaluated and the individual's overall level of experience. In addition, the compensation of the Executives determined by the Compensation Committee is subject to the terms of each Executive's existing employment agreement. Annual salary adjustments will be determined by giving consideration to the Company's performance and the individual's contribution to that performance.

   The Company has established a profit-pool incentive plan (the Incentive
Plan), currently consisting of three sub-profit pools, one for the Company (disregarding its subsidiary companies) (the Company Sub-Pool), one for Knight (the Knight Sub-Pool) and one for Trimark (the Trimark Sub-Pool). The Incentive Plan also provides for the creation of a new sub-pool at the time of each future formation or acquisition of a new Company subsidiary, to be allocated by such person or persons as determined by a committee of the Board of Directors consisting of its executive officers (the Executive Board).

   The annual Company Sub-Pool will equal 15% of the before-tax profits of the Company (on an unconsolidated basis) earned by the Company during each fiscal quarter (not taking into account amounts paid out pursuant to the Incentive
Plan) and will be allocated on a quarterly basis by the Chief Executive Officer of the Company. The annual Knight Sub-Pool equals 15% of the before-tax profits earned by Knight during each fiscal quarter (not taking into account amounts paid out pursuant to the Incentive Plan), and is allocated on a quarterly basis by the President, Chief Executive Officer and Chief Operating Officer of Knight. The annual Trimark Sub-Pool equals 15% of the before-tax profits earned by Trimark during each fiscal quarter (not taking into account amounts paid out pursuant to the Incentive Plan), and is allocated on a quarterly basis by the President, Chief Executive Officer and Chief Operating Officer of Trimark. Such officers may not themselves receive an allocation from any sub-profit pool in any year unless the entire Company, on a consolidated basis, earns a before-tax profit. All allocations will be subject to the approval of the Chief Executive Officer of the Company.

   All of the Company's named executive officers are currently under employment contracts. See "Management Contracts and Change in Control Agreements." Increases in the base salaries of the named executive officers and the bonus portion of their annual compensation will be based upon the considerations noted above.

   Long-term Compensation. To align stockholder and executive officer interests, the long-term component of the Company's executive compensation program utilizes equity-based awards whose value is directly related to the value of the Knight/Trimark Class A Common Stock. These equity-based awards will be granted by the Compensation Committee pursuant to the 1998 Long-Term Incentive Plan. Individuals to whom equity-based awards are to be granted and the amount of Knight/Trimark Class A Common Stock related to equity-based awards will be determined at the discretion of the Board of Directors. Because individual equity-based award levels will be based on a subjective evaluation of each individual's overall past and expected future contribution, no specific formula is used to determine such awards for any executive.

   Compensation of Chief Executive Officer. In 1998, Mr. Pasternak's compensation consisted of four components: (1) his base salary under his New Agreement ($250,000); (2) 35% of profits from his personal trading account in calendar 1998, as provided by his New Agreement ($1,273,709); (3) his share of profits distributed by the LLC ($3,709,990); and (4) his share of the Knight Sub-Pool for calendar 1998 ($3,808,196). The Knight Sub-Pool was allocated by Mr. Pasternak, as president and chief executive officer of Knight, and Mr. Raquet, as chief operating officer of Knight. No bonuses were paid out of the Company Sub-Pool in 1998. Mr. Pasternak received no compensation in 1998 that was within the discretion of the Board of Directors or the Compensation Committee.

                                             Compensation Committee
                                             Charles V. Doherty
                                             Martin Averbuch
                                             Charles A. Zabatta

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During 1997, and before the formation of the Compensation Committee, decisions concerning the compensation of executive officers were made by the entire Board of Directors. Since the Company's initial public offering, the Company's Compensation Committee consists of Messrs. Doherty, Averbuch and Finn, none of whom has ever been an officer or employee of the Company. Kenneth Pasternak is a member of the Board of Directors of Adirondack Trading Partners LLC., whose President and Chief Executive Officer, Martin Averbuch, serves on the Company's Board of Directors. No other executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Certain members of the Company's Board of Directors are parties to transactions with the Company.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

   The graph below compares the total cumulative return of the Knight/Trimark Class A Common Stock from July 8, 1998 (the date trading of the Knight/Trimark Class A Common Stock commenced) through December 31, 1998, to the Standard & Poor's 500 Index, the SNL All Broker/Dealer Index and an industry peer group. The graph assumes that dividends were reinvested and is based on an investment of $100 on July 8, 1998.


                          Total Return Performance

            Knight/Trimark                    SNL All
Index         Group, Inc.      S&P 500  Broker/Dealer Index   Peer Group
-----       --------------     -------  -------------------   ----------
7/8/98            100             100             100             100
7/31/98        108.66           96.13           93.86           94.74
8/31/98         41.73           82.26           63.41           66.49
9/30/98         50.39            87.5           52.96           58.54
10/31/98        51.18           94.62           68.63           71.44
11/30/98        99.61          100.35           80.07           89.27
12/31/98       150.79          106.14           83.73          101.22


                                                                Cumulative
                                                               Total Return
                                                              ---------------
                                                              7/8/98 12/31/98
                                                              ------ --------
Knight/Trimark Group, Inc...................................   $100  $150.79
Standard & Poor's 500 Index.................................    100   106.14
SNL All Broker/Dealer Index.................................    100    83.73
Industry Peer Group.........................................    100   101.22
The Company included the following companies in its industry peer group:
  Ameritrade Holding Corporation
  E*TRADE Group, Inc.
  Merrill Lynch & Co. Inc.
  The Charles Schwab Corporation
  National Discount Brokers Group, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

   The Company's executive officers, directors and ten percent stockholders are required under Section 16(a) of the Exchange Act, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the The Nasdaq Stock Market. Copies of these reports must also be furnished to the Company. Based solely upon its review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required to be filed, the Company believes that during the fiscal year ended December 31, 1998, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with in a timely manner, except the initial reports of beneficial ownership on Form 3 of Martin Averbuch, Charles Doherty, Gene Finn, Gary Griffith, Robert Lazarowitz, Bruce McMaken, Kenneth Pasternak, Walter Raquet, J. Joe Ricketts, Rodger Riney, V. Eric Roach, Anthony Sanfilippo, Steven Steinman, Robert Turner, Charles Zabatta and Waterhouse Investor Services.

               PROPOSAL 2--RATIFICATION OF SELECTION OF AUDITORS

   The Finance and Audit Committee and the Board of Directors of the Company has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. Although stockholder action on this matter is not required, this appointment is being recommended to the stockholders for ratification. Pursuant to applicable Delaware law, the ratification of the selection of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, in person or by proxy, and entitled to vote. Abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

   PricewaterhouseCoopers LLP representatives will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

   THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

   The following table sets forth, as of March 31, 1999, certain information regarding the beneficial ownership of Knight/Trimark Common Stock by (i) each of the Company's executive officers, (ii) each Director of the Company, (iii) each nominee for election as a Director of the Company, (iv) each person who is known to the Company to own beneficially more than 5% of the Common Stock and
(v) all officers and Directors of the Company as a group. Such information is based, in part, upon information provided by certain stockholders of the Company. In the case of persons other than the officers and Directors of the Company, such information is based solely on a review of Schedules 13D and 13G filed with the Commission. As of March 31, 1999 there were 227 holders of record of Knight/Trimark Common Stock.

                                                      Number of    Percentage
                                                        Shares     of Shares
                                                     Beneficially Beneficially
Name and Address of Beneficial Owner                 Owned (1)(2)   Owned(1)
------------------------------------                 ------------ ------------
Steven L. Steinman(3)...............................   3,979,699      7.18%
Kenneth D. Pasternak................................   3,904,644      7.04
Walter F. Raquet....................................   3,829,753      6.91
Robert M. Lazarowitz(4).............................   3,904,644      7.04
Anthony M. Sanfilippo...............................     365,971       *
Robert I. Turner....................................      15,000       *
Michael T. Dorsey...................................       6,000       *
Simon D. Spenser....................................       7,000       *
Martin Averbuch.....................................       1,500       *
Charles V. Doherty..................................       5,000       *
Gene L. Finn........................................       7,000       *
Gary R. Griffith....................................      10,000       *
Bruce R. McMaken....................................         --        --
J. Joe Ricketts.....................................         --        --
Rodger O. Riney(8)..................................     815,606      1.47
V. Eric Roach.......................................         --        --
Charles A. Zabatta..................................       2,000       *
Ameritrade Holding Corporation(6)...................   3,953,675      7.13
Waterhouse Investor Services, Inc.(5)(7)............   4,732,321      8.53
All executive officers and directors as a group (17
 persons)...........................................  16,853,817      30.4%

--------
*  Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares.
(2) Unless otherwise indicated, the address for each beneficial owner is c/o Knight/Trimark Group, Inc. Newport Tower, 29th Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310.
(3) Mr. Steinman owns a nominal amount of the Company's Class A Common Stock, and the remainder of the shares attributed to him are owned by Steinman Family Associates, L.P., a Delaware limited partnership, in which he is the general partner and the limited partners are his wife and a trust for the benefit of certain members of his immediate family.
(4) Mr. Lazarowitz owns a nominal amount of the Company's Class A Common Stock, and the remainder of the shares attributed to him are owned by Lazarowitz Family Associates, L.P., a Delaware limited partnership, in which he is the general partner and the limited partners are his wife and a trust for the benefit of certain members of his immediate family.
(5) 2,592,698 of such shares beneficially owned are shares of Class B Common Stock which are non-voting.
(6) The address of Ameritrade Holding Corporation is Fourteen Wall Street, New York, NY 10005-2176.
(7) The address of Waterhouse Investor Services, Inc. is 100 Wall Street, 29th Floor, New York, NY 10005-2176.
(8) The shares attributed to Mr. Riney are owned by four trusts for the benefit of Mr. Riney and his immediate family. Mr. Riney has voting power over all of these shares.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Reorganization

   We were organized in April 1998 for the purpose of succeeding to the business of the LLC. Immediately before the closing of our initial public offering, all of the member interests of the LLC were exchanged for 36,662,415 shares of our Class A common stock and 3,942,698 shares of our Class B common stock. Before the reorganization, management owned 40% and the broker-dealer owners owned 60% of the LLC. By agreement among the members of the LLC, the allocation of common stock to the broker-dealer owners was based upon an approximation of the fair market value of each broker-dealer owner's respective interest in the LLC. One broker-dealer owner of common units of the LLC received Class B common stock for some of its common units in lieu of Class A common stock due to certain regulatory constraints that limit the amount of voting stock this particular broker-dealer can own. In connection with the reorganization, Knight became the successor entity to Knight Securities, L.P., and Trimark became the successor entity to Trimark Securities, L.P.

Brown & Company Securities Corporation

   On April 24, 1996, we entered into a $500,000 subordinated note agreement with Brown & Company Securities Corporation, one of our major customers, which paid interest quarterly at a market rate approximating the prevailing Federal Funds Rate. We repaid the subordinated note in full on July 13, 1998. At the same time as the execution of the subordinated note, we granted Brown certain benefits, including the right to receive additional payments based on the amount of order flow provided to us by Brown. For the period from March 27, 1995 through December 31, 1995 and for the years ended December 31, 1996, 1997 and 1998, Brown was the source of 4.0%, 4.6%, 4.3% and 3.1%, respectively, of our order flow. Payments by us to Brown during these periods amounted to $2.1 million, $6.2 million, $7.5 million and $6.3 million, respectively. Additionally, in April 1996, we granted Brown the right to purchase 7,143 common units in the LLC at the then prevailing market price of $10.00 per common unit. As of the date of grant, the right to purchase the common units had de minimis value. Brown elected to exercise its option at the closing of our initial public offering for 394,887 shares of our Class A common stock at an aggregate price of $71,430. Under the terms of the subordinated note, Brown shared in the LLC's profits based on the quantity of order flow it directed to us. This arrangement was discontinued at the time of the reorganization.

Transactions with Affiliates

   Transactions with Affiliates. Immediately before the reorganization, 60% of the common units of the LLC were owned by a consortium of 27 broker-dealers or their affiliates. One of the broker-dealer owners, Gruntal & Co. L.L.C., sold all of its shares in our initial public offering. Immediately after the closing of our initial public offering, broker-dealer owners owned 42.5% of our common stock and at March 31, 1999, the broker-dealer owners owned 29.7% of our common stock.

   Set forth below is a list of broker-dealers which directly or indirectly own or owned our capital stock:

                           Direct Access Brokerage       Primevest Financial
Ameritrade Inc.             Services, Inc.                Services, Inc.
BHC Securities, Inc.       Discover Brokerage            R.J. Forbes Group,
BHF Securities Corp.        Direct                        Inc.
Bidwell & Company          E*TRADE Securities, Inc.      Sanders Morris Mundy,
Brown & Company            Fiserv Correspondent           Inc.
 Securities Corporation     Services, Inc.               Scottsdale Securi-
Burke, Christensen &       Howe Barnes Investments,       ties, Inc.
 Lewis Securities           Inc.                         Southwest Securities,
Cowles, Sabol & Co.,       International                  Inc.
 Inc.                       Correspondents Trading,      Stockcross, Inc.
Dain Rauscher               Inc.                         Thomas F. White & Co.
 Incorporated              J.W. Charles Securities,      Van Kasper & Company
David A. Noyes & Co.        Inc.                         Waterhouse Securi-
                           Josephthal & Co. Inc.          ties, Inc.

                           Nathan & Lewis
                            Securities, Inc.

   For the period from March 27, 1995 through December 31, 1995 and the years ended December 31, 1996, 1997 and 1998, the broker-dealer owners were the source of 31.3%, 35.1%, 39.8% and 40.6% of our order flow, respectively. For the period from March 27, 1995 through December 31, 1995 and for the years ended December 31, 1996, 1997 and 1998, aggregate payments we made to our broker-dealer owners for order flow amounted to $14.4 million, $46.4 million, $50.7 million and $57.1 million, respectively. For the period from March 27, 1995, through December 31, 1995, for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through July 13, 1998, the date of the reorganization, we made aggregate profit distributions to broker-dealer owners amounting to $1.7 million, $10.6 million, $13.4 million and $44.6 million, respectively. Under the limited liability company agreement of the LLC, the LLC's broker-dealer owners shared in the LLC profits partially in proportion to their equity interest and partially in proportion to the quantity of order flow they directed to us. This arrangement was discontinued at the time of the reorganization. The broker-dealer owners no longer receive any special inducements to send order flow to us and are not contractually or otherwise obligated to provide us with any order flow in the future. Although we believe that, based on the high-quality execution services we provide, these broker-dealer owners will continue to use our services, we cannot assure you that the absence of such incentives will not cause our broker-dealer owners to reduce the level of or discontinue order flow they direct to us in the future.

   Ameritrade. At March 31, 1999, Ameritrade Holding Corporation owned 3,953,675 shares of our Class A common stock. Mr. J. Joe Ricketts, the chairman and chief executive officer of Ameritrade, is a director of Knight/Trimark. For the period from March 27, 1995 through December 31, 1995 and the years ended December 31, 1996, 1997 and 1998, Ameritrade was the source of 6.8%, 5.7%, 5.8% and 9.2%, respectively, of our order flow. During the same periods, aggregate payments by us to Ameritrade for order flow, equaled $3.1 million, $8.2 million, $6.9 million and $11.7 million, respectively. Additionally, we made profit distributions to Ameritrade for the period from March 27, 1995 through December 31, 1995, for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through July 13, 1998 aggregating $529,000, $2.7 million, $2.6 million and $8.9 million, respectively.

   Discover Brokerage Direct. At March 31 , 1999, Discover Brokerage Direct, Inc. owned 551,963 shares of our Class A common stock. Mr. V. Eric Roach, the president of Discover, is a director of Knight/Trimark. For the period from March 27, 1995 through December 31, 1995 and the years ended December 31, 1996, 1997 and 1998, Discover was the source of 2.1%, 2.3%, 3.5% and 2.5%, respectively, of our order flow. During the same periods, aggregate payments by us to Discover for order flow, equaled $1.0 million, $4.4 million, $5.5 million and $4.2 million, respectively. Additionally, we made profit distributions to Discover for the period from March 27, 1995 through December 31, 1995, for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through July 13, 1998 aggregating $185,000, $964,000, $1.3 million and $3.5 million, respectively.

   E*TRADE. At March 31, E*TRADE Securities, Inc. owned 1,566,432 shares of our Class A common stock. For the period from March 27, 1995 through December 31, 1995 and the years ended December 31, 1996, 1997 and 1998, E*TRADE was the source of 1.8%, 3.2%, 5.7% and 7.5%, respectively of our order flow. During the same periods, aggregate payments by us to E*TRADE for order flow, equaled $645,000, $3.5 million, $5.3 million and $8.4 million, respectively. Additionally, we made profit distributions to E*TRADE for the period from March 27, 1995 through December 31, 1995, for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through July 13, 1998 aggregating $190,000, $825,000, $1.7 million and $4.9 million, respectively.

   Gruntal & Co. After the reorganization, Gruntal owned 1,311,754 shares of our Class A common stock, all of which shares were sold by Gruntal in our initial public offering. For the period from March 27, 1995 through December 31, 1995 and the years ended December 31, 1996, 1997 and 1998, Gruntal was the source of 1.0%, 0.6%, 0.3% and 0.1%, respectively, of our order flow. During the same periods, aggregate payments by us to Gruntal for order flow equaled $421,000, $434,000, $415,000 and $337,000, respectively. Additionally, we made profit distributions to Gruntal in the period from March 27, 1995 through December 31, 1995, for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through July 13, 1998 aggregating

$341,000, $1.2 million, $845,000 and $2.9 million, respectively. In addition, from its inception until March 1998, we utilized Gruntal as our clearing broker. For the period from March 27, 1995 through December 31, 1995 and the years ended December 31, 1996, 1997, and 1998, we paid Gruntal clearing fees in the amount of $11.7 million, $21.5 million, $14.8 million and $1.6 million. We terminated our clearing arrangements with Gruntal in March 1998.

   Sanders Morris Mundy. At March 31, 1999, Sanders Morris Mundy, Inc. did not own any shares of our Class A common stock. Mr. Bruce R. McMaken, a managing director of Sanders Morris Mundy, is a director of Knight/Trimark. For the period from March 27, 1995 through December 31, 1995 and the years ended December 31, 1996, 1997 and 1998, Sanders Morris Mundy was the source of 0.1%, 0.046%, 0.033% and 0.011%, respectively, of our order flow. During the same periods, aggregate payments by us to Sanders Morris Mundy for order flow, equaled $34,000, $64,000, $45,000 and $5,600, respectively. Additionally, we made profit distributions to Sanders Morris Mundy for the period from March 27, 1995 through December 31, 1995, for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through July 13, 1998 aggregating $31,000, $115,000, $85,000 and $289,000, respectively.

   Scottsdale Securities. At March 31, 1999, employees and affiliates of Scottsdale owned 1,004,680 shares of our Class A common stock. Mr. Rodger O. Riney, the president of Scottsdale, is a director of Knight/Trimark, and has beneficial ownership of 815,606 of such shares. For the period from March 27, 1995 through December 31, 1995 and the years ended December 31, 1996, 1997 and 1998, Scottsdale was the source of 0.9%, 1.5%, 1.4% and 1.5%, respectively, of our order flow. During the same periods, aggregate payments by us to Scottsdale for order flow equaled $662,000, $2.2 million, $1.3 million, and $1.8 million, respectively. Additionally, we made profit distributions to Scottsdale for the period from March 27, 1995 through December 31, 1995, for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through July 13, 1998 aggregating $170,000, $798,000, $649,000 and $2.2 million, respectively.

   Southwest Securities. At March 31, 1999, Southwest Securities, Inc. owned 1,674,850 shares of our Class A common stock. For the period from March 27, 1995 through December 31, 1995 and the years ended December 31, 1996, 1997 and 1998, Southwest was the source of 2.7%, 2.3%, 1.4% and 1.1%, respectively, of our order flow. During the same periods, aggregate payments by us to Southwest for order flow, equaled $1.6 million, $3.1 million, $1.8 million and $1.3 million, respectively. In addition, Southwest acted as an underwriter in connection with our initial public offering and our recent follow-on offering of our Class A Common Stock, in which we sold 2,424,720 shares and selling stockholders sold 6,575,280 shares. Additionally, we made profit distributions to Southwest for the period from March 27, 1995 through December 31, 1995, for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through July 13, 1998 aggregating $451,000, $1.6 million, $1.1 million and $3.9 million, respectively.

   Waterhouse Investor Services, Inc. At March 31, 1999, Waterhouse Investor Services, Inc. owned 2,139,623 shares of our Class A common stock and 2,592,698 shares of our Class B common stock. Waterhouse is an affiliate of Waterhouse Securities, Inc. For the period from March 27, 1995 through December 31, 1995 and the years ended December 31, 1996, 1997 and 1998, Waterhouse was the source of 5.8%, 6.5%, 10.1% and 10.7%, respectively, of our order flow. During the same periods, aggregate payments by us to the Waterhouse entities for order flow equaled $2.0 million, $6.8 million, $10.2 million and $15.6 million, respectively. In addition, Trimark utilizes National Investor Services Corp., a subsidiary of Waterhouse, as its clearing broker. In the years ended December 31, 1997 and 1998, we paid National Investor Services Corp. clearing fees in the amounts of $9.5 million and $22.1 million, respectively. Additionally, we made profit distributions to the Waterhouse entities for the period from March 27, 1995 through December 31, 1995, for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through July 13, 1998 aggregating $697,000, $2.9 million, $3.9 million and $12.6 million, respectively.

   Trimark Leasing. Through August 1998, we leased certain computer and telephone equipment and furniture from Trimark Leasing, Inc., an entity which is wholly-owned by Steven L. Steinman and Robert M. Lazarowitz, executive officers and directors of Knight/Trimark. For the period from March 27, 1995 through

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

December 31, 1995 and the years ended December 31, 1996, 1997 and 1998, rental expenses under such leases were $261,000, $530,000, $539,000, and $293,000, respectively.

   Adirondack Trading Partners LLC. We hold a minority stake in Adirondack Trading Partners LLC, the funding vehicle for the International Securities Exchange which, upon approval by the SEC, will be the first entirely electronic options market maker in the United States. Our investment in Adirondack Trading Partners amounted to approximately $1.5 million. Martin Averbuch, a member of Knight/Trimark's board of directors, is president and chief executive officer of Adirondack Trading Partners.

PaineWebber Incorporated

   Knight clears all its trades through Correspondent Services Corp., a subsidiary of PaineWebber. In the year ended December 31, 1998, we paid Correspondent Services Corp. clearing fees in the amount of $9.0 million. PaineWebber acted as an underwriter in connection with our initial public offering and our recent follow-on offering of our Class A Common Stock. PaineWebber Capital, an affiliate of PaineWebber, loaned $30.0 million to the LLC under a loan agreement dated as of June 19, 1998. Knight/Trimark guaranteed the LLC's obligations under this loan. After the closing of our initial public offering, Knight/Trimark assumed all of the LLC's obligations under the loan and the LLC was dissolved. We made principal repayments under the loan of $5.0 million, $9.0 million and $6.0 million on September 15, 1998, October 20, 1998 and December 15, 1998, respectively. Additionally, we paid the final $10.0 million outstanding on January 19, 1999. In 1998, aggregate interest payments to PaineWebber under the loan totaled $913,000. We believe that the terms and conditions of this loan were reasonable and customary for loans of this type.

                            ADDITIONAL INFORMATION

   The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and any Quarterly Reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, Knight/Trimark Group, Inc. Newport Tower, 29th Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310. Each such request must set forth a good faith representation that, as of the Record Date, March 31 1999, the person making the request was a beneficial owner of Common Stock entitled to vote.

   To ensure timely delivery of such documents before the Annual Meeting, any request should be received by the Company promptly.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals intended to be presented at the Company's 2000 Annual Meeting must be received by the Company not later than December 15, 1999 for inclusion in the proxy materials for such meeting. Such proposals should be sent by Certified Mail--Return Receipt Requested to the attention of the Secretary of the Company, Knight/Trimark Group, Inc. Newport Tower, 29th Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310.

                                OTHER BUSINESS

   Management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly brought before such Annual Meeting, the persons named in the enclosed Proxy or their substitutes intend to vote the Proxies in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the Proxy.



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

                          KNIGHT/TRIMARK GROUP, INC.

                                   PROXY FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 19, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Kenneth D. Pasternak and Walter F. Raquet, and each or any of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Class A Common Stock of Knight/Trimark Group, Inc., held of record by the undersigned on March 31, 1999 at the Annual Meeting of Shareholders of Knight/Trimark Group, Inc. to be held May 19, 1999 at 1:00 p.m. local time, or at any adjournment thereof.


1.      Election of Directors

[ ]     1   FOR all nominees listed         [ ] 2    WITHHOLD AUTHORITY
            below (Except as marked                  to vote for all
            to the contrary below)                   nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

Steven L. Steinman, Kenneth D. Pasternak, Walter F. Raquet, Robert M. Lazarowitz, Anthony M. Sanfilippo, Robert I. Turner, Martin Averbuch, Charles
V. Doherty, Gene L. Finn, Gary R. Griffith, Bruce R. McMaken, J. Joe Ricketts, Rodger O. Riney, V. Erich Roach, Charles A. Zabatta

2. To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants of the Company.

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1 and 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. THIS PROXY
WILL BE VOTED FOR PROPOSAL NOS. 1 AND 2 IF NO SPECIFICATION IS MADE.

        Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        DATED:________________________________, 1999




         ---------------------------------------------------------------
                                   Signature

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                    (Additional signature if held jointly)

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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[_] [_] [_] [_] [_]


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